SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 10, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charger)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Spectrum Brands Transfer
On September 10, 2010, Harbinger Group Inc., a Delaware corporation (“HGI”), entered into a Contribution and Exchange Agreement (the “Exchange Agreement”) with Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company (the “Harbinger Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership, and Global Opportunities Breakaway Ltd., a Cayman Islands exempted company (collectively, the “Harbinger Parties”).
Pursuant to the Exchange Agreement, HGI will issue an aggregate of 119,909,830 shares of HGI common stock, $0.01 par value per share (“HGI common stock”) to the Harbinger Parties in exchange for an aggregate of 27,756,905 shares of common stock (the “SB Holdings Contributed Shares”), $0.01 par value per share (the “SB Holdings common stock”), of Spectrum Brands Holdings, Inc., a Delaware corporation (“SB Holdings”), owned by the Harbinger Parties (the “Spectrum Brands Transfer”), or approximately 54.4% of the outstanding SB Holdings common stock (approximately 54.1% on a fully diluted basis). The exchange ratio of 4.32 to 1.00 was based on the respective volume weighted average trading prices of HGI common stock ($6.33) and SB Holdings common stock ($27.36) on the New York Stock Exchange (the “NYSE”) for the 30 trading days from and including July 2, 2010 to and including August 13, 2010, the day HGI received the Harbinger Parties’ proposal for the Spectrum Brands Transfer.
The Harbinger Parties currently own 9,950,061 shares of HGI common stock, or approximately 51.6% of the outstanding HGI common stock, and 34,256,905 shares of SB Holdings common stock.
The consummation of the Spectrum Brands Transfer will result in the following: (i) the Harbinger Parties will together own approximately 93.3% of HGI’s outstanding common stock; (ii) SB Holdings will become HGI’s majority-owned subsidiary and its results will be consolidated with HGI’s results in its financial statements; (iii) HGI will own approximately 54.4% of the outstanding SB Holdings common stock, or 54.1% of the fully diluted shares; (iv) Harbinger Master Fund will own approximately 12.7% of the outstanding and fully diluted shares of SB Holdings common stock; and (v) the remaining 32.9% of the outstanding SB Holdings common stock, or approximately 32.7% of the fully diluted shares, will continue to be owned by stockholders of SB Holdings who are not affiliated with the Harbinger Parties. SB Holdings common stock will continue to be traded on the NYSE under the symbol “SPB” following the consummation of the Spectrum Brands Transfer.
On September 10, 2010, a special committee of HGI’s board of directors (the “Committee”), consisting solely of directors who have been determined by HGI’s board of directors to be independent under the NYSE rules, unanimously determined that the Exchange Agreement and the Spectrum Brands Transfer are advisable to, and in the best interests of, HGI and its stockholders (other than the Harbinger Parties), approved the Exchange Agreement and the transactions contemplated thereby, and recommended that HGI’s board of directors approve the Exchange Agreement and HGI’s stockholders approve the issuance of HGI common stock pursuant to the Exchange Agreement. On September 10, 2010, HGI’s board of directors (based in part on the unanimous approval and recommendation of the Committee) unanimously determined that the Exchange Agreement and the Spectrum Brands Transfer are advisable to, and in the best interests of, HGI and its stockholders (other than the Harbinger Parties), approved the Exchange Agreement and the transactions contemplated thereby, and recommended that HGI’s stockholders approve the issuance of its common stock pursuant to the Exchange Agreement.
On September 10, 2010, the Harbinger Parties, who held a majority of HGI outstanding common stock on that date, approved the issuance of HGI common stock pursuant to the Exchange Agreement by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
The Spectrum Brands Transfer is subject to the following closing conditions, in addition to other customary closing conditions:
•	approval of the issuance of shares of HGI common stock to the Harbinger Parties under the Exchange Agreement by the holders of a majority of the outstanding shares of HGI common stock (this condition has been satisfied);

•	the filing of an information statement with the Securities and Exchange Commission (the “SEC”) and the mailing of the information statement to HGI stockholders at least 20 calendar days prior to the consummation of the Spectrum Brands Transfer;

•	approval for the listing on the NYSE of shares of HGI common stock to be issued under the Exchange Agreement;

•	the SB Holdings Contributed Shares represent at least 52.0% of SB Holdings outstanding common stock as of the closing date of the Spectrum Brands Transfer calculated on a fully diluted basis;

•	each Harbinger Party’s delivery of a certificate to HGI with respect to the tax treatment of the Spectrum Brands Transfer applicable to the Harbinger Parties;
•	the Harbinger Parties’ delivery to HGI of a certain Lock-Up Letter (as defined and discussed below); and

•	the HGI Registration Rights Agreement, as executed by HGI, and the SB Holdings Stockholder Agreement, as joined by HGI (each as defined and discussed below), remaining in full force and effect.
The Exchange Agreement also contains a number of customary representations and warranties of the parties, including, among others, corporate organization, capitalization, corporate authority and absence of conflicts, third party and governmental consents and approvals, SEC reports, regulatory matters and financial statements, absence of certain changes, accredited investor status, ownership of the SB Holdings Contributed Shares, related party transactions and brokers and advisors. The representations and warranties of each party set forth in the Exchange Agreement (i) have been qualified by confidential disclosures made to the other party in connection with the Exchange Agreement, (ii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Exchange Agreement or such other date as is specified in the Exchange Agreement, (iv) in some instances, have been included in the Exchange Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts and (v) were made for the benefit of the parties to the Exchange Agreement only and may not be relied upon by any other person.
The shares of HGI common stock to be issued to the Harbinger Parties pursuant to the Exchange Agreement and the SB Holdings Contributed Shares to be contributed to HGI will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares will be restricted securities under the Securities Act. HGI may not be able to sell the SB Holdings Contributed Shares and the Harbinger Parties may not be able to sell their shares of HGI common stock acquired under the Exchange Agreement, except pursuant to: (i) an effective registration statement under the Securities Act covering the resale of those shares, (ii) Rule 144 under the Securities Act, which requires a specified holding period and limits the manner and volume of sales, or (iii) any other applicable exemption under the Securities Act.
The foregoing descriptions of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibits 2.1, and is incorporated into this Current Report on Form 8-K by reference. The exhibits and schedules to the Exchange Agreement have been omitted from the attached Exhibit 2.1. However, the Lock-Up Letter and Registration Rights Agreement (both as defined and described below), are attached hereto as Exhibits 10.1 and 10.2, respectively. Upon request, HGI shall furnish supplementally to the SEC a copy of any omitted exhibit or schedule of the Exchange Agreement.
Lock-Up Letter
As a condition to the closing of the Spectrum Brands Transfer, the Harbinger Parties must deliver to HGI a lock-up letter (the “Lock-Up Letter”). Pursuant to the Lock-Up Letter, the Harbinger Parties will agree that, for 90 days from the closing date of the Spectrum Acquisition, they will not without the prior written consent of HGI, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell or grant any option, right or, warrant for the sale of, or otherwise dispose of or transfer any of their SB Holdings common stock owned beneficially or as of record on the closing date of the Spectrum Brands Transfer (the “Subject Shares”) or any securities convertible into or exchangeable or exercisable for the Subject Shares (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the SB Holdings common stock or other securities, in cash or otherwise (each transaction described in clauses (i) and (ii) of this paragraph, a “Transfer”).
The restrictions contained in the Lock-Up Letter do not apply to (i) any Transfer of the Lock-Up Securities pursuant to the Exchange Agreement, (ii) any Transfer of the Lock-Up Securities to an affiliate of the Harbinger Parties, (iii) any pledge by the Harbinger Parties of the Lock-Up Securities in favor of a lender or other similar financing source, and (iv) any Transfer or distribution by the Harbinger Parties of the Lock-up Securities to their limited partners, members or stockholders; provided, that in the case of any Transfer described in clause (ii) above, such affiliate delivers a signed written agreement accepting the restrictions set forth in the Lock-Up Letter as if it were a Harbinger Party for the balance of the lockup period. The restrictions of the Lock-Up Letter do not apply to any Lock-Up Securities acquired by the Harbinger Parties after the closing date of the Spectrum Brands Transfer.
The Lock-Up Letter is intended to limit downward pressure in the near term on the price of the SB Holdings common stock and HGI common stock that could otherwise negatively affect HGI stockholders unaffiliated with the Harbinger Parties.
The foregoing description of the Lock-Up Letter is qualified in its entirety by reference to the form of Lock-Up Letter, which is attached hereto as Exhibit 10.1, and is incorporated into this Current Report on Form 8-K by reference.

HGI Registration Rights Agreement
In connection with the Spectrum Brands Transfer, HGI and the Harbinger Parties entered into a registration rights agreement, dated as of September 10, 2010, (the “Registration Rights Agreement”) pursuant to which, after the consummation of the Spectrum Brands Transfer, the Harbinger Parties will, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights with respect to (i) any and all shares of HGI common stock owned after the date hereof by the Harbinger Parties and their permitted transferees (irrespective of when acquired) and any shares of HGI common stock issuable or issued upon exercise, conversion or exchange of HGI’s other securities owned by the Harbinger Parties, and (ii) any of HGI securities issued in respect of HGI common stock issued or issuable to any of the Harbinger Parties with respect to the securities described in clause (i).
Under the Registration Rights Agreement, after the consummation of the Spectrum Brands Transfer any of the Harbinger Parties may demand that HGI register all or a portion of such Harbinger Party’s shares of HGI common stock for sale under the Securities Act, so long as the anticipated aggregate offering price of the securities to be offered is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or any similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration. Under the agreement, HGI is not obligated to effect more than three such “long-form” registrations in the aggregate for all of the Harbinger Parties.
The Registration Rights Agreement also provides that if HGI decides to register shares of HGI common stock for HGI’s own account or the account of a stockholder other than the Harbinger Parties (subject to certain exceptions set forth in the agreement), the Harbinger Parties may require HGI to include all or a portion of their shares of HGI common stock in the registration and, to the extent the registration is in connection with an underwritten public offering, to have such shares of HGI common stock included in the offering.
The foregoing descriptions of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.2, and is incorporated into this Current Report on Form 8-K by reference.
SB Holdings Stockholder Agreement
Upon consummation of the Spectrum Brands Transfer, HGI will become a party to the existing Stockholder Agreement, dated as February 9, 2010 (the “SB Holdings Stockholder Agreement”), by and among the Harbinger Parties and SB Holdings. Pursuant to the SB Holdings Stockholder Agreement, the parties agree that, among other things and subject to the terms and conditions set forth therein:
•	SB Holdings will maintain (i) a special nominating committee (the “Special Nominating Committee”) of its board of directors consisting of three Independent Directors (as defined in the SB Holdings Stockholder Agreement), (ii) a nominating and corporate governance committee of its board of directors (the “Nominating and Corporate Governance Committee”) and (iii) an Audit Committee in accordance with the NYSE rules;

•	for so long as HGI (together with HGI’s affiliates, including the Harbinger Parties) own 40% or more of SB Holdings’ outstanding voting securities, HGI will vote its shares of SB Holdings common stock to effect the structure of SB Holdings’ board of directors described in the SB Holdings Stockholder Agreement and to ensure that SB Holdings’ Chief Executive Officer is elected to its board of directors;

•	neither SB Holdings nor any of its subsidiaries will be permitted to pay any monitoring or similar fee to HGI or its affiliates, including the Harbinger Parties;

•	HGI will not effect any transfer of SB Holdings’ equity securities to any person that would result in such person and its affiliates owning 40% or more of SB Holdings’ outstanding voting securities, unless (i) such person agrees to be bound by the terms of the SB Holdings Stockholder Agreement, (ii) the transfer is pursuant to a bona fide acquisition of SB Holdings approved by SB Holdings’ board of directors and a majority of the members of the Special Nominating Committee, (iii) the transfer is otherwise specifically approved by SB Holdings’ board of directors and a majority of the Special Nominating Committee, or (iv) the transfer is of 5% or less of SB Holdings’ outstanding voting securities;

•	before June 16, 2011, HGI will not (and HGI will not permit any of its affiliates, including the Harbinger Parties, to) make any public announcement with respect to, or submit a proposal for, or offer in respect of a going-private transaction of SB Holdings unless such action is specifically requested in writing by the board of directors of SB Holdings with the approval of a majority of the members of the Special Nominating Committee. In addition, under the SB Holdings’ certificate of incorporation, no stockholder that (together with its affiliates) owns 40% or more of the outstanding voting securities of SB Holdings (the “40% Stockholder”) shall, or shall permit any of its affiliates or any group which such 40% Stockholder or any person directly or indirectly controlling or controlled by such 40% Stockholder is a member of, engage in any transactions that would constitute a going-private transaction, unless such transaction satisfies certain requirements;
•	HGI will have certain inspection rights so long as HGI and its affiliates, including the Harbinger Parties, own, in the aggregate, at least 15% of the outstanding SB Holdings’ voting securities; and

•	HGI will have certain rights to obtain Spectrum Brands information, at HGI’s expense, for so long as HGI owns at least 10% of the outstanding SB Holdings’ voting securities.
The provisions of the SB Holdings Stockholder Agreement (other than with respect to information and investigation rights) will terminate on the date on which HGI and its affiliates (including the Harbinger Parties) no longer beneficially own 40% of outstanding SB Holdings’ voting securities. The SB Holdings Stockholder Agreement terminates when any person or group owns 90% or more of outstanding voting securities. The SB Holdings Stockholder Agreement cannot be amended without the approval of the parties thereto and cannot be waived without the approval of the party against whom the waiver is to be effective; provided that no such amendment or waiver will be effective without approval of a majority of the members of the Special Nominating Committee.
The foregoing descriptions of the SB Holdings Stockholder Agreement is qualified in its entirety by reference to the SB Holdings Stockholder, which is attached as Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands, Inc. on February 12, 2010.
SB Holdings Registration Rights Agreement
In connection with the Spectrum Brands Transfer, HGI also will become a party to the existing Registration Rights Agreement, dated as February 9, 2010 (the “SB Holdings Registration Rights Agreement”), by and among the Harbinger Parties, SB Holdings, and Avenue International Master, L.P. (“Avenue International Master”), Avenue Investments, L.P. (“Avenue Investments”), Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) and Avenue-CDP Global Opportunities Fund, L.P. (“CDP Global” and collectively with Avenue International Master, Avenue Investments, Avenue Fund IV and Avenue Fund V, the “Avenue Parties”). Pursuant to the SB Holdings Registration Rights Agreement, upon the consummation of the Spectrum Brands Transfer, HGI will, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights with respect to HGI’s shares of SB Holdings common stock.
Under the SB Holdings Registration Rights Agreement, HGI, the Harbinger Parties or the Avenue Parties may demand that SB Holdings register all or a portion of HGI’s or their respective SB Holdings common stock for sale under the Securities Act, so long as the anticipated aggregate offering price of the securities to be offered is (i) at least $30 million if registration is to be effected pursuant to a registration statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration.
The SB Holdings Registration Rights Agreement also provides that if SB Holdings decides to register shares of its common stock for its own account or the account of a stockholder other than HGI, the Harbinger Parties and the Avenue Parties (subject to certain exceptions set forth in the agreement), HGI, the Harbinger Parties or the Avenue Parties may require SB Holdings to include all or a portion of their shares of SB Holdings common stock in the registration and, to the extent the registration is in connection with an underwritten public offering, to have such shares of SB Holdings common stock included in the offering.
The foregoing descriptions of the SB Holdings Registration Rights Agreement is qualified in its entirety by reference to the SB Holdings Stockholder Agreement, which is attached as Exhibit 4.1 to the Registration Statement on Form S-4 filed with the SEC by SB Holdings on March 29, 2010.
Item 5.07 Submission of Matters to a Vote of Security Holders
On September 10, 2010, the Harbinger Parties, who held a majority of HGI outstanding common stock on that date, approved the issuance of HGI common stock pursuant to the Exchange Agreement by written consent in lieu of a meeting pursuant to Section 228 of the DGCL. Pursuant to Regulation 14C of the Exchange Act, HGI will be filing a Schedule 14C with the SEC which will more fully describe the Exchange Agreement and the transactions contemplated thereby.

Item 8.01 Other Events.
On September 13, HGI and Harbinger Capital Partners LLC issued a joint press release announcing that the parties have entered into the Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1	Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

10.1	Form of lock-up letter to be delivered by Harbinger Group Inc., a Delaware corporation from Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. to Harbinger Group Inc.

10.2	Registration Rights Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

99.1	Press Release dated September 13, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: September 13, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer